                                                                    EXHIBIT 15.1

                     [WILLIAMS & WEBSTER, P.S. LETTERHEAD]


Board of Directors
Advanced Biotherapy, Inc.
Woodland Hills, CA


          LETTER RE: UNAUDITED INTERIM FINANCIAL STATEMENT INFORMATION


Re: Registration Statement Number on Form SB-2.

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated July 26, 2002, related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the "Act"), such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant, within the meaning of sections 7 and 11 of the Act.


/s/ Williams & Webster, P.S.
-------------------------------
Williams & Webster, P.S.
Spokane, Washington

August 23, 2002